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EXHIBIT 3(i)     ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

                              MICROS SYSTEMS, INC.

                             ARTICLES OF AMENDMENT


         MICROS Systems, Inc., a Maryland corporation, having its principal office at 12000 Baltimore Avenue, Beltsville, Maryland 20705 (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out Article FIFTH thereof in its entirety and inserting in lieu thereof the following:

                 "FIFTH: The total number of shares which the Corporation shall have authority to issue is 30,000,000, all such shares to be common stock, par value $0.025 per share. Dividends may be declared on the common stock and each share of common stock will entitle the holder thereof to one vote in all proceedings in which action should be taken by stockholders of the Corporation."

         SECOND: The Articles of Incorporation of the Corporation are hereby further amended by striking out Article SEVENTH, subsection (e), thereof in its entirety and inserting in lieu thereof the following:

                 "(e) No holders of stock of the Corporation, of whatever class, shall have any preferential right of subscription to any shares of any class or to any securities convertible into shares of stock of the Corporation, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may fix; and any shares of convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock may, as said Board of Directors shall determine, be offered to holders of any class or classes of stock at the time existing to the exclusion of holders of any or all other classes at the time existing."

         THIRD: The Board of Directors of the Corporation at a meeting duly convened and held on September 24, 1997, adopted a resolution in which was set forth the foregoing amendments to the Articles of Incorporation of the Corporation, declaring that said amendments were advisable and directing that such amendments be submitted for action thereon at the next annual meeting of the stockholders of the Corporation.





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EXHIBIT 3(i)     ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION, continued

         FOURTH: The amendments of the Articles of Incorporation of the Corporation as hereinabove set forth were approved by the affirmative vote of a majority of the total votes eligible to be cast at the annual meeting of stockholders held on November 21, 1997, in accordance with the provisions of Article SEVENTH, subsection (f), of the Articles of Incorporation of the Corporation.

         FIFTH:  (a)      Prior to the amendment, the Corporation had authority
to issue 10,000,000 shares of common stock with a par value of $.025 per share.

                 (b) After amendment the Corporation has authority to issue 30,000,000 shares of common stock with a par value of $.025 per share.

                 (c) The capital stock of the Corporation is not divided into classes.

                 (d) The aggregate par value of all shares of common stock of the Corporation is $750,000.

         IN WITNESS WHEREOF, MICROS Systems, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on the __ day of November, 1997.

ATTEST                                      MICROS SYSTEMS, INC.



--------------------------                  ----------------------------------
Judith F. Wilbert                           By:  A.L. Giannopoulos
Secretary                                   Its: President and Chief Executive
                                            Officer





         THE UNDERSIGNED, President and Chief Executive Officer of MICROS Systems, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this is made a part, hereby acknowledges in the name and on behalf of said Corporation that the foregoing Articles of Amendment to be the corporate act of said Corporation, and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                            -----------------------------
                                            A.L. Giannopoulos
                                            President and Chief Executive
                                            Officer





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EXHIBIT 3(i)     ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION, continued

STATE OF MARYLAND, COUNTY OF PRINCE GEORGES, To wit:

         I HEREBY CERTIFY that on this __ day of November, 1997, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared A.L. Giannopoulos, President of the Corporation and made oath in due form of law that he executed the above on behalf of the Corporation, being authorized to do so, and executed same in my presence.

         AS WITNESS My Hand and Notarial Seal.

My commission expires:

                                                  ------------------------------
                                                  Judith F. Wilbert
                                                  Notary Public





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